77Q1(a) Copies of any material amendments to the registrant’s charter or by-laws;

(a)(1)

Revised Schedule A to the Amended and Restated Agreement and Declaration of Trust of the Registrant, incorporated by reference to Exhibit (a)(2) to Post-Effective Amendment No. 78 to this Registration Statement filed with the Commission on December 30, 2010.

77Q1(e)  Copies of any new or amended registrant investment advisory contracts;

(e)(1)

Amended Exhibit A to the Amended and Restated Investment Management Agreement between the Registrant and the Advisor with respect to the Forward Commodity Long/Short Strategy Fund, Forward Global Infrastructure Fund, Forward Growth Fund, Forward Banking and Finance Fund, Forward Emerging Markets Fund, Forward HITR Fund, Forward International Dividend Fund, Forward International Real Estate Fund, Forward Small Cap Equity Fund, Forward International Small Companies Fund, Forward Focus Fund, Forward Real Estate Fund, Forward Select Income Fund, Forward Strategic Realty Fund, Forward Large Cap Equity Fund, Forward Long/Short Credit Analysis Fund, Forward International Fixed Income Fund, Forward Tactical Enhanced Fund and Forward Tactical Growth Fund, incorporated by reference to Exhibit (d)(2) to Post-Effective Amendment No. 78 to this Registration Statement filed with the Commission on December 30, 2010.

(e)(2)

Amended Exhibit B to the Amended and Restated Investment Management Agreement between the Registrant and the Advisor with respect to the Forward Aggressive Growth Allocation Fund, Forward Balanced Allocation Fund, Forward Frontier MarketStrat Fund (formerly known as Forward Frontier Markets Fund), Forward Growth Allocation Fund, Forward Growth & Income Allocation Fund, Forward Large Cap Growth Fund, Forward High Yield Bond Fund, Forward Income Allocation Fund, Forward Income & Growth Allocation Fund, Forward Investment Grade Fixed-Income Fund, Forward International Equity Fund, Forward Mortgage Securities Fund, Forward SMIDPlus Fund, Forward Strategic Alternatives Fund, Forward U.S. Government Money Fund, and Forward Large Cap Value Fund, incorporated by reference to Exhibit (d)(3) to Post-Effective Amendment No. 74 to this Registration Statement filed with the Commission on September 20, 2010.

(e)(3)

Amended and Restated Investment Sub-Advisory Agreement among the Registrant, the Advisor and First Western Capital Management Inc. dated September 1, 2008  and amended and restated as of March 1, 2010 with respect to the Forward High Yield Bond Fund, incorporated by reference to Exhibit (d)(15) to Post-Effective Amendment No. 73 to this Registration Statement filed with the Commission on September 1, 2010.

(e)(4)

Investment Sub-Advisory Agreement among the Registrant, the Advisor and Broadmark Asset Management, LLC with respect to the Forward Tactical Enhanced Fund, incorporated by reference to Exhibit (d)(11) to Post-Effective Amendment No. 78 to this Registration Statement filed with the Commission on December 30, 2010.